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
                                                                      Exhibit 11


                            SUMMIT TECHNOLOGY, INC.

                STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                                   THREE MONTHS                       NINE MONTHS
                                                 ENDED SEPTEMBER 30,              ENDED SEPTEMBER 30,
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)        1995             1994             1995           1994
---------------------------------------------------------------------------------------------------------
Net income (loss)                             $   273          $(3,191)         $(3,698)        $(11,681)
                                              =======          =======          =======         ========
Primary income (loss) per share:

Common stock                                   16,834           16,368           16,818           16,355
Stock options                                     259                -                -                -
                                              -------          -------          -------         --------
Weighted average common shares
   outstanding                                 17,093           16,368           16,818           16,355
                                              -------          -------          -------         --------

Income (loss) per share                       $   .02          $  (.19)         $  (.22)        $   (.71)
                                              =======          =======          =======         ========
Fully diluted income (loss) per share:

Common stock                                   16,834           16,368           16,818           16,355
Stock options                                     261                -                -                -
                                              -------          -------          -------         --------
Weighted average common shares
   outstanding                                 17,095           16,368           16,818           16,355
                                              -------          -------          -------         --------
Income (loss) per share                       $   .02          $  (.19)         $  (.22)        $   (.71)
                                              =======          =======          =======         ========


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